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EXHIBIT 11.1
COMPUTATION OF PER SHARE EARNINGS



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
                                                        YEAR ENDED
                                                         JUNE 30,
                                        ------------------------------------------
                                            1998           1997           1996
                                        ------------   ------------   ------------
                                         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Net income                                  $2,792        $3,100         $3,159
                                            ------        ------          -----
                                            ------        ------          -----
Basic:

Weighted average number
  of common stock shares
  outstanding                               10,525         7,054          4,442
                                            ------        ------          -----
                                            ------        ------          -----
Basic earnings per share                    $ 0.27        $ 0.44          $0.71
                                            ------        ------          -----
                                            ------        ------          -----
Diluted:

Weighted average number of common
  stock shares outstanding                  10,525         7,054          4,442
Weighted average number of
  preferred stock shares
  outstanding                                   --         1,478          2,336
Common stock equivalents from the
  issuance of options using the
  treasury stock method                        544           632            757
Cheap stock adjustment                          --           131            131
                                            ------        ------          -----
Shares used in computing net
  income per share                          11,069         9,295          7,666
                                            ------        ------          -----
                                            ------        ------          -----
Diluted earnings per share                   $0.25         $0.33          $0.41
                                            ------        ------          -----
                                            ------        ------          -----

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